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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-159124, 333-151365, 333-138420, 333-134542, 333-124969, 333-123816, 333-108009, 333-91072, 333-91070, 333-72194, 333-55520, 333-39928) on Forms S-8 of Occam Networks, Inc. and subsidiary of our reports dated February 23, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in this Annual Report on Form 10-K of Occam Networks, Inc. and subsidiary for the year ended December 31, 2009.

/s/ SingerLewak LLP

San Jose, CA
February 23, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM